Exhibit 10.1

NOTICE OF WAIVER
Reference is made to the DTZ Jersey Holdings Limited Management Stockholders’ Agreement, by and among DTZ Jersey Holdings Limited (“DTZ Jersey”), the Majority Stockholder and you as a Management Stockholder (the “Stockholders’ Agreement”), which Stockholders’ Agreement was assumed by Cushman & Wakefield plc (“C&W”) in connection with the initial public offering of C&W and the exchange of ordinary shares of C&W (the “Ordinary Shares”) for your limited liability shares of DTZ Jersey. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Stockholders’ Agreement (as necessary and taking into account the exchange pursuant to which you received Ordinary Shares and the assumption by C&W of the Stockholders’ Agreement).
Section 3(a)(iii) of the Stockholders’ Agreement provides, among other things, that following the expiration of the Lock-Up Period but prior to the Agreement Termination Date, the Management Stockholder will be permitted to sell the pro rata portion of his or her Shares that bears the same ratio to the total Shares held by the Management Stockholder as the total number of Shares registered by the Majority Stockholder bears to the total number of Shares owned by Majority Stockholder as of the date the applicable registration statement for the Initial Public Offering or any secondary registered equity offering was filed with the Commission (the “Pro Rata Sale Right”).
Notwithstanding anything to the contrary in the Stockholders’ Agreement, so long as you remain employed with C&W or its subsidiaries, solely for purposes of determining the maximum number of Shares that you will be permitted to sell pursuant to and in reliance on the Pro Rata Sale Right, should you choose to so sell, C&W will take into account your vested and outstanding options to purchase Ordinary Shares as well as vested and outstanding restricted stock units that by their terms settle in Ordinary Shares (“RSUs”). The foregoing will not increase the number of Shares you actually hold for purposes of any such sale, and will not itself result in the settlement of any such options or RSUs (which shall continue to be governed by their terms with respect to exercise, if applicable, and settlement thereof) and in no event will you have the right to sell more Shares in connection with the Pro Rata Sale Right than you hold outright.
Except as otherwise set forth above, the Management Stockholders’ Agreement shall continue in full force and effect in accordance with its terms.

*    *    *    *    *

Acknowledged and executed on September 6 , 2018:

CUSHMAN & WAKEFIELD PLC

By:    /s/ Timothy Dattels
Name:    Timothy Dattels
Its:     Director

TPG ASIA VI SF PTE. LTD

By:    /s/ Francis Woo
Name:    Francis Woo
Its:    Authorized Signatory

PAGAC DRONE HOLDING I LP
By: PAGAC Drone Holding GP I Limited, its general partner

By:    /s/ David Jaemin Kim
Name:    David Jaemin Kim
Its:    Authorized Signatory

2339532 ONTARIO LTD

By:    /s/ Rajeev Ruparelia
Name:    Rajeev Ruparelia
Its:    Authorized Signatory

Signature Page to the Waiver